Exhibit 5.1

January 12, 2024

Broad Capital Acquisition Corp.

Broad Capital Acquisition Pty Ltd

6208 Sandpebble Ct.

Dallas, TX 75254

Re:	Registration Statement on Form S-4

Dear Sir:

We have acted as special counsel to Broad Capital Acquisition Corp., a Delaware corporation (the “Company”), and Broad Capital Acquisition Pty Ltd, an Australian public limited company (the “Purchaser”), in connection with the transactions contemplated by that Agreement and Plan of Merger and Business Combination Agreement dated January 18, 2023 (as amended or supplemented from time to time) (the “Business Combination Agreement”) by and among the Company, Openmarkets Group Pty Ltd, an Australian proprietary limited company (“OMG”), BMYG OMG Pty Ltd, an Australian proprietary limited company (the “Seller”), and Broad Capital LLC, a Delaware limited liability company, solely in its capacity as the Company’s sponsor (the “Indemnified Party Representative”). The Company, OMG, the Seller, and the Indemnified Party Representative, as well as the Purchaser and the to-be-formed Merger Sub (each of which are defined below), are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Such transactions include the Parties causing the Company to move its domicile from the State of Delaware to Australia by merging a to-be-formed Delaware corporation (“Merger Sub”), which shall be wholly-owned by the Purchaser, with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Redomestication Merger”), as a result of which (i) each issued and outstanding share of the Company’s common stock, par value $0.000001 per share (the “Company Common Stock”), will convert into the right to receive one ordinary share of the Purchaser (the “Purchaser Shares”); (ii) each of the Company’s units (the “Company Units”), comprised of one share of Company Common Stock and one right to receive one-tenth of one share of Company Common Stock upon the Closing (each a “Company Right”), shall convert into the right to receive one unit of the Purchaser, comprised of one Purchaser Share and one right to receive one-tenth of one Purchaser Share upon the Closing (each a “Purchaser Right”); and (iii) each Company Right shall be converted into the right to receive one Purchaser Right. Following the Redomestication Merger, the Company and the Purchaser will cause the Company to liquidate, such that all assets of the Company are, or shall be, transferred to the Purchaser and all liabilities of the Company are, or shall be, assumed by the Purchaser (the “Liquidation”). Additionally, the Company will cause all of its contracts to be assigned to and assumed by the Purchaser. Following the Redomestication Merger and Liquidation, the Shareholder will contribute all of the issued and outstanding ordinary shares of the Target to the Purchaser in exchange for 9,000,000 Purchaser Shares (the “Exchange Consideration”) and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), and the Purchaser will succeed as successor registrant and public company issuer pursuant to the federal securities laws and change its name to OMGL Holdings Limited.

Broad Capital Acquisition Corp.
Broad Capital Acquisition Pty Ltd
January 12, 2024
Page 2

The following opinion is being rendered at the request of the Company and the Purchaser in connection with the registration by the Purchaser under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Purchaser with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to 19,281,499 Purchaser Shares, which amount includes certain Purchaser Shares to be held in escrow pursuant to an escrow agreement to be entered into in connection with the Business Combination Agreement (the “Escrow Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement and all amendments thereto filed with the Commission prior to the date hereof; (ii) the Company’s Amended and Restated Certificate of Incorporation, dated January 10, 2022, as amended on January 11, 2023, June 12, 2023, and January 8, 2024 (the “Amended and Restated Certificate of Incorporation”), (ii) the Company’s Bylaws; (iii) the form of amendment to the Amended and Restated Certificate of Incorporation included as Annex I to the proxy statement/prospectus included as part of the Registration Statement; (iv) the Purchaser’s Constitution to be effective upon the consummation of the Business Combination; and (v) the Business Combination Agreement, amended on August 1, 2023. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company and the Purchaser.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to the issuance of any securities by the Purchaser pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the Business Combination and the transactions contemplated by the Business Combination Agreement, as amended, and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (iii) the stockholders of the Company will have approved the Business Combination and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement and (iv) all other necessary action will have been taken under the applicable laws of Delaware to authorize and permit the Redomestication Merger, and any and all consents, approvals and authorizations from applicable Delaware governmental and regulatory authorities required to authorize and permit the Redomestication Merger will have been obtained; and

B. The Purchaser’s Constitution, in the form thereof submitted for our review, without alteration or amendment, has been duly authorized, executed, and filed with the appropriate government authorities, in accordance with the applicable Australian laws, and that all fees and other charges required to be paid in connection with the Redomestication Merger will be paid.

Broad Capital Acquisition Corp.
Broad Capital Acquisition Pty Ltd
January 12, 2024
Page 3

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, the Purchaser Shares will be validly issued, fully paid, and non-assessable; provided, however, with respect to the Escrow Shares, the foregoing opinion is expressed solely with respect to those Escrow Shares that are ultimately released to the Seller and not with respect to those that are ultimately returned to the Purchaser and cancelled.

Our opinion herein is expressed solely with respect to the Corporations Act the Commonwealth of Australia. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Eakin McCaffery Cox

EAKIN MCCAFFERY COX